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                                                                      EXHIBIT 12
                 COMPUTATION OF DEFICIENCY OF COMBINED EARNINGS
                           TO COMBINED FIXED CHARGES

     The following computations of the deficiency of combined earnings to combined fixed charges has been based upon the audited Financial Statements of Airplanes Limited and Airplanes U.S. Trust for the five year period ended March 31, 1998 included in this Form 10-K.

                                                                YEAR ENDED MARCH 31,
                                                        ------------------------------------
                                                        1994    1995    1996    1997    1998
                                                        ----    ----    ----    ----    ----
                                                                    ($ MILLIONS)
Operating loss before income tax....................     (74)   (125)    (69)   (140)   (153)
Add: interest expense...............................     258     357     376     400     427
                                                        ----    ----    ----    ----    ----
EARNINGS............................................     184     232     307     260     274
                                                        ----    ----    ----    ----    ----
FIXED CHARGES:
Interest expense....................................     258     357     376     400     427
                                                        ----    ----    ----    ----    ----
DEFICIT OF EARNINGS TO FIXED CHARGES................     (74)   (125)    (69)   (140)   (153)
                                                        ====    ====    ====    ====    ====

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